                                                                    EXHIBIT 99.1


                                CERTIFICATION OF
                  GERHARD E. KURZ, PRINCIPAL EXECUTIVE OFFICER
                         OF SEABULK INTERNATIONAL, INC.
                         PURSUANT TO 18 U.S.C. ss. 1350

     The undersigned, being the Principal Executive Officer of Seabulk International, Inc. (the "Company"), does hereby certify that the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "Form 10-Q") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement has been provided to Seabulk International, Inc. and will be retained by Seabulk International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


                                        /s/ GERHARD E. KURZ
                                        --------------------------------------
                                        Name: Gerhard E. Kurz
                                        Date: May 14, 2003